Exhibit 99.1

Flextronics contacts:	Solectron contacts:
Thomas J. Smach	Perry G. Hayes
Chief Financial Officer	Investor Relations & Treasurer
+1-408-576-7722	+1-408-956-7543
investorrelations@flextronics.com	perryhayes@solectron.com

Renee Brotherton	Michael Busselen
Corporate Communications	Corporate Communications
+1-408-646-5103	+1-408-956-6854
renee.brotherton@flextronics.com	michaelbusselen@solectron.com

Flextronics Shareholders and Solectron Stockholders Approve Acquisition
SINGAPORE and MILPITAS, CA, September 27, 2007—Flextronics International Ltd. (NASDAQ: FLEX) and Solectron Corporation (NYSE: SLR) today announced that Flextronics shareholders and Solectron stockholders have approved the completion of Flextronics’s proposed acquisition of Solectron. Solectron stockholders, at a special meeting of Solectron stockholders, voted to adopt the Agreement and Plan of Merger, dated as of June 4, 2007. Flextronics shareholders, at the Flextronics Annual General Meeting, approved the issuance of Flextronics ordinary shares in the acquisition of Solectron.
As previously announced and subject to customary closing conditions, Flextronics expects to complete its acquisition of Solectron on October 1, 2007.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer digital, industrial, infrastructure, medical and mobile OEMs. With the acquisition of Solectron, pro forma fiscal year 2007 revenues from continuing operations will be more than US$30 billion. Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in over 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
About Solectron
Solectron Corporation is one of the world’s largest providers of complete product lifecycle services. We offer collaborative design and new product introduction, supply chain management, Lean manufacturing and aftermarket services such as product warranty repair and end-of-life support to leading customers worldwide. Solectron works with the world’s premier providers of networking, telecommunications, computing, storage, consumer, automotive, industrial, medical, self-service automation and aerospace and defense products. The company’s industry-leading Lean Six Sigma methodology (Solectron Production System™) provides OEMs with quality, flexibility, innovation and cost benefits that improve competitive advantage. Based in Milpitas, Calif., Solectron operates in more than 20 countries on five continents and had sales from continuing operations of $10.6 billion in fiscal 2006. For more information, visit us at www.solectron.com.

Note: SOLECTRON and the Solectron logo are registered trademarks of Solectron Corporation. The Solectron Production System, SPS, and Solectron Supply Chain Solutions Suite are also trademarks of Solectron Corporation. Other names mentioned are trademarks, registered trademarks or service marks of their respective owners.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and Solectron. These forward-looking statements include statements related to the expected timing of the closing of the acquisition of Solectron by Flextronics. These forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include the ability of Flextronics and Solectron to satisfy the conditions to closing. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Flextronics’s reports on Form 10-K, 10-Q and 8-K that Flextronics has filed with the U.S. Securities and Exchange Commission (“SEC”) and under “Cautionary Statement Regarding Forward Looking Information” and “Risk Factors” included in the Joint Proxy Statement/Prospectus which forms a part of Flextronics’s registration statement on Form S-4/A, filed by Flextronics with the SEC on August 7, 2007. The forward-looking statements in this communication are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.